UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 6, 2017

POSITIVEID CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-33297	06-1637809
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1690 South Congress Avenue, Suite 201

Delray Beach, Florida 33445

(Address of principal executive offices) (zip code)

(561) 805-8000

(Registrant’s telephone number, including area code)

(Former Name or Former Address if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Cautionary Note on Forward-Looking Statements

This Current Report on Form 8-K (this “Report”) and any related statements of representatives and partners of the Company contain, or may contain, among other things, certain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Such forward-looking statements involve significant risks and uncertainties. Such statements may include, without limitation, statements with respect to the Company’s plans, objectives, projections, expectations and intentions and other statements identified by words such as “projects,” “may,” “will,” “could,” “would,” “should,” “believes,” “expects,” “anticipates,” “estimates,” “intends,” “plans,” or similar expressions. These statements are based upon the current beliefs and expectations of the Company’s management and are subject to significant risks and uncertainties, including those detailed in the Company’s filings with the Securities and Exchange Commission (the “SEC”). Actual results may differ significantly from those set forth in the forward-looking statements. These forward-looking statements involve certain risks and uncertainties that are subject to change based on various factors (many of which are beyond the Company’s control). The Company undertakes no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by applicable law.

Item 1.01 Entry into a Material Definitive Agreement.

On February 6, 2017, PositiveID Corporation (the “Company”) entered into a waiver of cross-default (the “Agreement”) with lenders who hold 96% of the Company’s outstanding convertible debt (the “Lenders”). Under the terms of the Agreement, the Lenders have agreed to waive their rights or remedies to demand repayment of their loans or any other remedy from the Company, related to notice(s) of default received by the Company. Except as expressly provided in the Agreement, the loans will continue unchanged and in full force and effect, and all rights, powers, and remedies of the Lenders thereunder and under applicable law are reserved.

The foregoing description of the terms of the Agreement does not purport to be complete and is qualified in its entirety by the complete text of the document attached as Exhibit 10.1 to this Current Report on Form 8-K.

Item 2.04 Triggering Events that Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Transaction

On or about February 6, 2017, the Company received notice from a holder and was told verbally that a second holder intended to send a notice (the “Notifying Holders”) of convertible redeemable promissory notes with an aggregate face value of approximately $120,000 (the “Notes”), that certain events of default had occurred. This debt comprises approximately 2% of the Company’s outstanding convertible debt. The notice received to date asserts, and the Company expects that the notice that will shortly be sent will assert, that the Company is in default under the terms of the Notes because the Company failed to tender conversion shares to the Notifying Holders within three business days of notices of conversion, and failed to reserve the amount of shares required if the Notes would be fully converted (the “Events of Default”). As a result of the potential Events of Default, interest on the Notes increases and additional penalties may accrue. The Company is in ongoing discussions with the Notifying Holders regarding a resolution of the matter.

Item 9.01 Financial Statements and Exhibits

Exhibit Number	Description
10.1	Form of Waiver of Cross Default, dated February 6, 2017

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

POSITIVEID CORPORATION

Date: February 10, 2017	By:	/s/ William J. Caragol
	Name:	William J. Caragol
	Title:	Chief Executive Officer